================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SOUTHWEST WATER COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    [LETTERHEAD OF SOUTHWEST WATER COMPANY]


                                                                  April 11, 1997



DEAR STOCKHOLDER:

     I am pleased to invite you to attend the Annual Meeting of Stockholders of Southwest Water Company, to be held on THURSDAY, MAY 22, 1997, AT 10:00 A.M. AT THE HOTEL INTER-CONTINENTAL, LOCATED AT 251 SOUTH OLIVE STREET, LOS ANGELES, CALIFORNIA. The meeting this year will focus on the election of directors, the approval of amendments to the Company's Stock Option Plan, and the appointment of the Company's independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We have also enclosed a copy of our 1996 Annual Report and Form 10-K. I urge you to read this information carefully.

     Please note that this year we have moved the location of the Annual Meeting to downtown Los Angeles. A map showing the new location is found on the back cover of this Proxy Statement.

     In addition to the formal business to be transacted at the meeting, management will make a presentation on developments during the past year, and we will provide an opportunity for comments and questions of general interest to stockholders. Your Board of Directors and management look forward to greeting all stockholders able to attend the meeting.

     I am delighted you have chosen to invest in Southwest Water Company! Whether or not you plan to attend the Annual Meeting, please complete, sign and return the enclosed proxy card as soon as possible in the envelope provided. Your vote is important to us. Returning the signed proxy card will ensure your representation at the Annual Meeting, whether or not you attend in person.

                                    Sincerely,



                                    ANTON C. GARNIER
                                    Chairman, President
                                    and Chief Executive Officer

                       [LOGO OF SOUTHWEST WATER COMPANY]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1997

To the Stockholders of Southwest Water Company:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SOUTHWEST WATER COMPANY, a Delaware corporation (the "Company"), will be held at the Hotel Inter-Continental, 251 South Olive Street, Los Angeles, California, on Thursday, May 22, 1997, at 10:00 a.m. local time, for the following purposes:

  1. To elect seven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2. To consider and act upon the Second Amendment to the Amended and Restated Southwest Water Company Stock Option and Restricted Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder, to extend the time period during which options may be granted and to eliminate certain future shareholder approval requirements;

  3. To consider and act upon ratification of the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

  4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     In accordance with the bylaws of the Company, only stockholders of record at the close of business on March 31, 1997, shall be entitled to vote at this meeting or any adjournment thereof.

     Copies of the Company's Proxy Statement, Annual Report to Stockholders and Form 10-K accompany this notice.

                              By order of the Board of Directors



                              PETER J. MOERBEEK
                              Secretary
West Covina, California
April 11, 1997

                                    IMPORTANT

PLEASE MARK, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND TO ASSURE THE PRESENCE OF A QUORUM AT THE MEETING. THE PROMPT RETURN OF YOUR SIGNED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT THAT YOU ATTEND THE MEETING.

                       [LOGO OF SOUTHWEST WATER COMPANY]

                     225 NORTH BARRANCA AVENUE, SUITE 200
                       WEST COVINA, CALIFORNIA 91791-1605
                              ____________________

                                PROXY STATEMENT
                                  MAY 22, 1997
                                   __________

                      SOLICITATION AND REVOCATION OF PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Southwest Water Company (the "Company") for use at the Annual Meeting of Stockholders to be held May 22, 1997, or at any adjournments thereof.

     It is expected that the Notice, Proxy Statement and Proxy will be mailed to stockholders of the Company on or about April 11, 1997. Only stockholders of record at the close of business on March 31, 1997 (the "Record Date"), will be entitled to vote at the Annual Meeting of Stockholders (the "Meeting"). On March 31, 1997 there were 3,129,622 shares of the Company's Common Stock and 10,341 shares of the Company's Series "A" Preferred stock outstanding. Each share of Common Stock is entitled to one vote, equal to 3,129,622 votes, and each share of Preferred stock is entitled to five votes, equal to 51,705 votes, for a combined 3,181,327 total number of votes at the Meeting. The Company's Restated Certificate of Incorporation does not provide for cumulative voting; therefore, a simple plurality of the votes cast will elect all of the directors, approve the second amendment to the stock option and restricted stock plan and ratify the appointment of the independent auditors.

     Each valid Proxy will be voted at the Meeting and will be cast in accordance with the stockholders' directions as specified on the Proxy. If no specification is made, the shares represented by Proxies will be voted FOR the election of the nominees as directors of the Company, FOR approval of the second amendment to the stock option and restricted stock plan and FOR ratification of the appointment of the Company's independent auditors for 1997. Any stockholder of the Company may revoke a Proxy at any time prior to its use by filing with the Company, at the address indicated herein, a written notice of revocation, by filing a completed Proxy bearing a later date, or by voting in person at the Meeting.

     The form of Proxy which accompanies this Proxy Statement is solicited by the Board of Directors of the Company, and all expenses incident to the preparation and mailing, or otherwise making available to the stockholders of the Company, of the Notice of Annual Meeting of Stockholders, Proxies and this Proxy Statement, will be borne by the Company. In addition, Proxies may be solicited by officers, directors and employees of the Company, personally or by telephone. The Company is a Delaware corporation with its principal executive offices located at 225 North Barranca Avenue, Suite 200, West Covina, California 91791-1605, Telephone: (818) 915-1551, Facsimile: (818) 915-1558, E-mail:
swwc@southwestwater.com.

PROPOSAL 1:  ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and Bylaws provide for a Board of Directors consisting of seven members. It is intended that the persons named in the Proxy will, unless otherwise instructed, vote for the election of the seven nominees identified below to serve as directors until the next Annual Meeting of Stockholders. If any nominee, for any reason currently unknown, cannot be a candidate for election, the shares represented by valid Proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors. Directors are elected by plurality vote. Abstentions and broker non-votes will not have the effect of votes in opposition to a director.

     Each of the nominees was elected to his current term of office at the last Annual Meeting of Stockholders.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The following biographical summaries and ages as of March 31, 1997 were furnished to the Company by each of the nominees:

H. FREDERICK CHRISTIE, 63, is a consultant. He retired in 1990 as president and chief executive officer of the Mission Companies, a subsidiary of SCEcorp (now Edison International), which oversaw SCEcorp's non-utility businesses. From 1984 to 1987, he served as president of Southern California Edison Company, a subsidiary of SCEcorp. Mr. Christie is a director of Great Western Financial Corporation, Great Western Bank, Ultramar Diamond Shamrock, AECOM Technology Corporation, IHOP Corp., Ducommun Incorporated, Capital Income Builder, Inc., Small Cap World Fund, Capital World Growth and Income Fund and American Mutual Fund. He is a Trustee of American Variable Insurance and New Economy Fund and a Director or Trustee of 12 fixed income funds of the Capital Research and Management Company. He is Chairman of the Board of Trustees of the Natural History Museum of Los Angeles County, and a member of the Board of Councilors for the School of Public Administration at the University of Southern California. Mr. Christie was first elected a director in 1996.

MICHAEL J. FASMAN, 87, is an attorney and a partner of the law firm, Allen and Fasman. Mr. Fasman was first elected a director in 1975.

ANTON C. GARNIER, 56, has been president and chief executive officer of the
Company since 1968.   Mr. Garnier was first elected a director in 1968 and was
elected Chairman of the Board in August 1996.

MONROE HARRIS, 75, is a consultant and retired executive vice president and director of Johns-Manville Corporation. Mr. Harris was first elected a director in 1963. He resigned from the Board in 1965 when he moved to New York. Mr. Harris was reelected a director in 1987.

DONOVAN D. HUENNEKENS, 60, is a partner of Huennekens, Quinn & Talcott , a real estate development company. He is also a director of Bixby Ranch Company, a trustee of the Mead Foundation and a member of the board of Mead Housing, Inc. Mr. Huennekens was first elected a director in 1969.

RICHARD KELTON, 67, is president of Bollenbacher & Kelton, Inc., a commercial and residential developer. He is Vice President of the Board of Trustees of the Pacific Asia Museum. Mr. Kelton was first elected a director in 1969.

RICHARD G. NEWMAN, 62, is chairman, president and chief executive officer and a director of AECOM Technology Corporation, the parent of several subsidiaries that provide architectural, engineering, construction, operations and maintenance services on an international basis. He also serves on the board of 13 mutual funds managed by the Capital Research and Management Company. Mr. Newman was first elected a director in 1991.

     There are no family relationships between any director and any executive officer of the Company. None of the entities by whom the foregoing directors are employed are related to the Company. No director is a director of any other corporation subject to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or registered as an investment company under the Investment Company Act of 1940. No director or executive officer of the Company has been, during the last five years, involved in a legal proceeding of the type which would require disclosure herein by the Securities Exchange Act of 1934. There are no arrangements or understandings between any director and any other persons pursuant to which any director was or is to be selected as a director or nominee of the Company or of any other company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has five standing committees, described below. Until May 1996, all elected outside directors served on each of the committees, with the exception of the Director Stock Option Committee, on which Mr. Huennekens and Mr. Kelton served.

     Beginning May 1996, the Audit Committee was chaired by Mr. Huennekens and included Messrs. Christie and Newman. During 1996, the Audit Committee held two meetings. Among its responsibilities, the Audit Committee recommends to the Board the appointment of the Company's independent auditors for the ensuing year, reviews with the independent auditors and management the scope and results of the audit engagement (as well as management's internal audit program), reviews the adequacy of the Company's internal control procedures and reviews the independence of the auditors.

     Beginning May 1996, the Compensation Committee was chaired by Mr. Harris and included Messrs. Christie and Newman. During 1996, the Compensation Committee held four meetings. The Committee is responsible for approving and reporting to the Board the annual compensation for all executive officers, including salary, stock options, incentive compensation and other benefits. Beginning March 1997, the Committee is also responsible for granting stock awards and stock option grants. The Committee also reviews the Company's non-qualified benefit plans. The Compensation Committee consists of non-employee directors. There were no Compensation Committee interlocks.

     Beginning May 1996, the Investment/Acquisition Committee was chaired by Mr. Huennekens and included Messrs. Christie and Kelton. During 1996, the Investment/Acquisition Committee held no meetings. Among its responsibilities, the Investment/Acquisition Committee sets overall investment policy with respect to the Company's short-term funds, provides guidance in the selection of the Company's banking relationships and analyzes the effects of external economic conditions on the Company's investment policy. The Committee also provides direction in the areas of long-term planning, consideration of diversification alternatives, new business developments, and acquisitions and mergers.

     Beginning May 1996, the Nominating Committee was chaired by Mr. Newman and included Messrs. Fasman and Harris. During 1996, the Nominating Committee held no meetings. The functions of the Nominating Committee include establishing criteria for the selection of nominees for election as directors, reviewing the qualifications of and maintaining information concerning potential nominees, making recommendations to the Board of Directors with respect to nominees for election as directors at the Annual Meeting of Stockholders and, as vacancies occur on the Board between annual meetings, reviewing on a long-term basis the size and composition of the Board and investigating and making recommendations to the Board of Directors with respect to amendments to the Company's Bylaws. The Nominating Committee will consider recommendations for director nominees proposed by stockholders. Any recommendations for nominees should be submitted in writing to Mr. Newman at the Company's principal executive offices.

     Beginning May 1996, the Director Stock Option Committee was chaired by Mr. Huennekens and included Messrs. Christie, Fasman, Harris, Kelton and Newman. During 1996, the Director Stock Option Committee held one meeting. The Director Stock Option Committee was formed in 1991 to administer the Company's Stock Option and Restricted Stock Plan (the "Option Plan"). As of March 1997, the Board amended the Option Plan and transferred the Director Stock Option Committee responsibilities to the Compensation Committee. The members of both the Director Stock Option Committee and the Compensation Committee are qualified to serve according to the rules issued pursuant to the Securities Exchange Act of 1934.

DIRECTORS' COMPENSATION

     For all of 1996, Directors who were not officers of the Company were paid an annual retainer of $12,000 for service on the Board plus an attendance fee of $750 for each Board meeting, Committee meeting or long-range planning meeting. When a Committee meeting is held on the same day as a Board meeting, attendees receive a fee of $500 for attendance at the Committee meeting. Beginning January 1, 1997, Directors who are not officers of the Company are paid an annual retainer of $12,000 for service on the Board plus a fee of $1,000 for attendance at each Board meeting, Committee meeting or long-range planning meeting. When a Committee meeting is held on the same day as a Board meeting, attendees receive a fee of $500 for attendance at the Committee meeting. Also, beginning January 1, 1997, Committee Chairmen are paid an additional annual fee of $1,200. Directors who are officers of the Company are not paid any fees or additional remuneration for service as members of the Board or any Board Committee.

     During 1996, stockholders approved a stock option plan for non-employee directors (the "Director Option Plan"), which provides for an annual automatic grant of an option to purchase 1,000 shares of the Company's Common Stock to eligible non-employee directors of the Company (currently six directors), beginning with the 1997 Annual Meeting of Stockholders, and on the date of the Company's Annual Meeting of Stockholders in each subsequent year through 2006.
A new Director shall also be granted an initial option to purchase 1,000 shares of the Company's Common Stock upon his or her appointment to the Board. Initially, 50,000 shares of the Company's Common Stock were reserved for issuance under the Director Option Plan. In December 1996, the Board of Directors approved a 20 percent stock dividend to stockholders of record on January 2, 1997. This stock dividend increased the number of shares reserved for issuance under the Director Option Plan by an additional 10,000 shares and also changed the annual automatic grant of option shares to 1,200 per director. Since the Plan was not effective until 1997, no stock options were granted under this Plan in 1996.

     Prior to the approval of the Director Option Plan, the non-employee directors were granted stock options under a stock option plan (the "1988 Option Plan") approved by the stockholders in 1988. Information concerning the 1988 Option Plan is set forth on page 15. The following table sets forth summary information concerning the hypothetical value of option grants made in 1996 to eligible non-employee directors under the 1988 Option Plan:

              NON-EMPLOYEE DIRECTOR STOCK OPTIONS GRANTED IN 1996

                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                      Annual Rates of Stock
                                                                                      Price Appreciation for
                                             Individual Grants                         10-Year Option Term
                           -----------------------------------------------------------------------------------
                                                 Exercise
                                Options             or          Expiration          5%                  10%
   Eligible Directors            (#) (1)         Base Price        Date            ($)                  ($)
                                                ($/sh.) (2)
--------------------------------------------------------------------------------------------------------------
H. FREDERICK CHRISTIE              1,320           9.48             2006           7,870              19,943
MICHAEL J.  FASMAN                 1,320           9.48             2006           7,870              19,943
MONROE HARRIS                      1,320           9.48             2006           7,870              19,943
RICHARD G. NEWMAN                  1,320           9.48             2006           7,870              19,943

(1) Options vest 20% per year until fully vested. All options have been adjusted to reflect a 20% stock dividend on January 2, 1997.
(2) All exercise prices represent fair market value on the date of grant, after adjusting to reflect a 20% stock dividend on January 2, 1997.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE
                    -----------------------------------------

                            Shares
                           Acquired                         Number of                    Value of Unexercised In-the-
Name                          on        Value          Unexercised Options                     Money Options at
                           Exercise    Realized        at December 31, 1996                    December 31, 1996 (1)
                             (#)        ($)       Exercisable/ Unexercisable (#)          Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------------
H. Frederick Christie            -           -                -   /   1,320                      -   /    5,801

Michael J. Fasman              252         636            3,150   /   2,530                  4,961   /   14,423

Monroe Harris                    -           -            3,452   /   2,530                  7,113   /   14,423

Donovan D. Huennekens            -           -            3,452   /     454                  6,814   /    2,785

Richard Kelton                   -           -            3,452   /     454                  6,814   /    2,785

Richard G. Newman                -           -            2,028   /   2,379                  5,409   /   12,897

     (1) Difference between fair market value at fiscal year end of $13.875 and option exercise price.

          At December 31, 1996, the Non-Employee Director Group had 25,201 stock options outstanding with a weighted average exercise price of $10.53 per share. This Group exercised 252 options in 1996.


ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

          During 1996, the Board of Directors held six Board meetings, one planning meeting and seven Committee meetings. All directors attended 100% of the combined meetings of the Board and the Committees of the Board on which they served, with the exception of Mr. Fasman, who attended 64% of the combined meetings.

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

BY MANAGEMENT

          The following table sets forth, as of the Record Date, the number of shares of each class of equity securities of the Company beneficially owned by each director of the Company, the chief executive officer of the Company, the three other most highly compensated executive officers of the Company and its subsidiaries, and by all directors and officers as a group. All securities are Common Stock, and except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                                                                            TOTAL NUMBER
                                                      NUMBER OF            EXERCISABLE      OF SHARES AND
NAME OF                                                 SHARES               OPTIONS          EXERCISABLE
BENEFICIAL OWNER AND                                 BENEFICIALLY         BENEFICIALLY          OPTIONS        PERCENTAGE
CAPACITY WITH COMPANY                                    OWNED               OWNED (A)     BENEFICIALLY OWNED    OF CLASS
---------------------------------------------------------------------------------------------------------------------------
H. Frederick Christie, Director                          5,040                  264                 5,304            *

Michael J. Fasman, Director                              4,458   (b)          3,414                 7,872            *

Monroe Harris, Director                                 23,299   (c)          3,716                27,015            *

Donovan D. Huennekens, Director                         11,263                3,604                14,867            *

Richard Kelton, Director                                31,101   (d)          3,604                34,705          1.1%

Richard G. Newman, Director                              8,820   (e)          2,444                11,264            *

Anton C. Garnier, Director, Chairman,                  107,698   (f)         47,584               155,282          4.8%
President and Chief Executive Officer

Peter J. Moerbeek, Vice President                        3,176                4,440                 7,616            *
Finance, CFO and Secretary

Michael O. Quinn, President,                             6,434               14,348                20,782            *
Suburban Water Systems

Robert L. Swartwout,  President,                           842                4,692                 5,534            *
New Mexico Utilities, Inc.

All Directors and Officers as a Group                  202,131               88,110               290,241          9.0%
(10 persons) (g)

  *   Indicates less than one percent of class of stock.

(a) Includes options which become exercisable within 60 days after the Record Date.
(b) Excludes 10,126 shares of Common Stock held of record by Mr. Fasman's wife, as trustee. Also excludes 29,082 shares of Common Stock and 147 shares of Series "A" preferred stock held of record by Mr. Fasman as a co-trustee of two trusts in which Mr. Fasman has no beneficial interest. Mr. Fasman disclaims beneficial ownership of all such shares.
(c) Includes 18,133 shares held by Mr. Harris and his wife as co-trustees of a family trust and 1,008 shares held by Mr. Harris' wife.
(d) All of the 31,101 shares are held by Mr. Kelton as trustee of a revocable trust for his benefit. Mr. Kelton is sole trustee of such trust, and has sole voting power and investment power with respect to the shares.
(e) All of the 8,820 shares are held by Mr. and Mrs. Newman as trustees of a revocable trust for their benefit. Mr. Newman is a trustee of such trust, and has shared voting and investment power with respect to such shares.
(f) Included in the table are 53,138 shares owned by Mr. and Mrs. Garnier as trustees of a revocable trust for their benefit. Mr. Garnier is a trustee of such trust and has shared voting and investment power with respect to the shares. Also included in the table are 40,618 shares representing Mr. Garnier's proportionate interests in two corporations of which Mr. Garnier is president and a director. Mr. Garnier has shared voting and investment power with respect to these two corporations, which own a total of 194,560 shares (6%) of Southwest Water Company Common Stock. Other than his proportionate interests above, Mr. Garnier disclaims beneficial ownership of these shares.
(g) Does not include 992 shares beneficially owned by Mr. James E. Furman or 16,548 exercisable options beneficially owned by Mr. Furman (a total of 17,540 shares and exercisable options) at the Record Date. Mr. Furman resigned his position with the Company on January 7, 1997.

BY OTHERS

     The following table identifies each of the persons known to the Company to own of record and beneficially (as determined pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder), as of the Record Date, more than five percent of any class or series of the Company's outstanding voting securities, the number of shares of each class or series so owned, and the percentage of each class or series owned:

                            NAME AND ADDRESS OF          NUMBER OF SHARES     PERCENTAGE
    CLASS OF STOCK            BENEFICIAL OWNER           BENEFICIALLY OWNED    OF CLASS
    --------------            ----------------           ------------------    --------
Series "A" Preferred      Lincoln National Life Ins. Co          3,607             35%
                          C/O Banker's Trust
                          P.O. Box 704, Church Street
                          Station, New York, NY 10008

     To the knowledge of the Company's management, there are no other beneficial owners of more than five percent of any class of voting securities of the Company. The Company's management knows of no arrangements that may hereinafter result in a change in control of the Company. Neither the foregoing beneficial owner, nor any director, officer or Company affiliate, nor any of their respective associates is a party to any legal proceeding adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

     Federal securities laws require the Company's directors and officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of any securities of the Company.

     To the Company's knowledge, based on a review of the copies of reports furnished to the Company and written representations made by officers and directors of the Company, all of the Company's officers, directors and greater-than-ten-percent beneficial owners made timely filings in accordance with the Securities and Exchange Commission's Rule 16b-3.

                   COMPARISON OF THE CUMULATIVE TOTAL RETURN
          ON THE COMPANY'S COMMON STOCK TO CERTAIN INDUSTRY STANDARDS

     The following graph compares the cumulative total return to holders of the Common Stock of the Company during the most recent five fiscal years versus the average return to investors during the same period achieved by 14 publicly held water utilities listed in the Edward Jones Water Utility Index and the Standard and Poor's Index of 500 Companies. The comparison assumes that $100 was invested in each category on December 31, 1991. The cumulative total return assumes the reinvestment of dividends. The historical stock performance shown on the graph is not necessarily indicative of future stock performance.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                  AMONG SWWC, WATER UTILITY AND S&P 500 INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          WATER         S&P
(Fiscal Year Covered)        SWWC           UTILITY       500 INDEX
---------------------        ----------     ---------     ----------
Measurement Pt-  1991        $100           $100          $100
FYE   1992                   $122.22        $110.75       $107.61
FYE   1993                   $ 79.26        $126.18       $118.41
FYE   1994                   $ 72.14        $117.55       $120.01
FYE   1995                   $ 89.72        $147.89       $164.95
FYE   1996                   $160.05        $180.80       $202.73

EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


Executive Officer Compensation Philosophy

     The compensation philosophy for executive officers is to ensure that compensation be directly linked to continuous improvements in the Company's financial performance and increases in stockholder value. To implement the philosophy, the Committee is guided by the following objectives: (1) enable the Company to attract and retain highly qualified executives, (2) focus executives' efforts on the fulfillment of Company annual and long-term business objectives and strategies, and (3) ensure that a portion of executive compensation is variable, tied to specific performance measures. The Committee has used various outside consultants in designing the current executive compensation plan.

Executive Compensation

     In determining the base salary levels of executives, including the Chief Executive Officer, the Committee considers individual performance, the performance of the operations directed by the executive, and the competitive salary levels of executives in companies of similar size and complexity. Competitive salary information, obtained primarily through published compensation surveys, is used to determine the reasonableness of total compensation, which includes base salary and incentive compensation. For executives other than the Chief Executive Officer, the Committee also considers the recommendations of the Chief Executive Officer.


Annual Incentive Compensation

     The Committee believes that the Company's short-term objectives are enhanced with annual performance-based incentive compensation for its executives. Annual incentive awards are based on the attainment of certain financial objectives for the Company and on an executive's achievement of goals in his or her area of functional responsibility. Executive performance objectives include both quantitative and qualitative criteria. As an executive's level of responsibility increases, a greater portion of potential total cash compensation is at risk in the form of annual performance-based incentives.

     Financial goals and performance-based measures are established by the Committee at the beginning of each year. Awards are made at the end of the year based on actual performance. Each year the Committee establishes a performance threshold, and no awards are made if the performance threshold is not attained. In 1996, the actual results for the year exceeded the threshold set by the Committee, and incentive compensation awards were approved for the Company's executives.


Long-term Incentive Compensation

     The primary purpose of long-term incentives is to encourage and facilitate personal stock ownership by the executive officers and thus strengthen both their personal commitment to the Company and a longer term perspective in their managerial responsibilities. This component of an executive officer's compensation directly links the officers' interests with those of the Company's other stockholders. Currently, the primary form of long-term incentive compensation is non-qualified stock options. The Committee recommends to the Director Stock Option Committee approval of stock options for all executives and managers, including the four current executives named in the Summary Compensation Table.

     In determining the number of stock options recommended, the Committee considers a number of factors including the executive's pay level, responsibilities in the organization, and ability to significantly improve future financial results. In addition, the Committee compares the Company's option grant levels with similar industry practices. In 1996, all of the Committee's recommendations were approved by the Director Stock Option Committee.

Chief Executive Officer Compensation

     Anton C. Garnier has been President and Chief Executive Officer of the Company since November 1968 and has been Chairman of the Board since August 1996. The Committee reviewed Mr. Garnier's performance based on the performance of the Company as a whole and his performance with respect to qualitative and quantitative objectives approved by the Committee. The Committee reviewed the continuing improvements in revenues, net income and earnings per share and also evaluated Mr. Garnier's progress in attaining qualitative objectives in such areas as investor relations, planning for the Company's long-term future, financial forecasting, and employee involvement and communications. The Committee did not use specific weighting factors with respect to qualitative and quantitative performance measures.

     In determining Mr. Garnier's performance for 1996, the Committee gave particular emphasis to the Company's improved operating results. After the Committee's deliberations, the Committee increased Mr. Garnier's salary to $220,000, effective January 1, 1997, and awarded him an incentive compensation amount of $85,000 for 1996. In addition, the Committee recommended that the Director Stock Option Committee approve a stock option award for 12,000 shares of the Company's common stock. The Committee Chairman prepared a CEO performance evaluation, which was discussed with Mr. Garnier.

Compensation Committee

Monroe Harris (Chairman)
H.  Frederick Christie
Richard G. Newman

March 19, 1997

COMPENSATION OF CERTAIN EXECUTIVE OFFICERS

       The following table sets forth certain information as to the compensation paid during the last three fiscal years of the Company to the chief executive officer of the Company and to the four other most highly compensated executive officers of the Company and its subsidiaries:

                          SUMMARY COMPENSATION TABLE


                                       Annual Compensation                        Long-Term Compensation
                                -----------------------------------------------------------------------------
                                                                          Other
                                                                         Annual       Restricted                All Other
        Name and                                                         Compen-         Stock     Stock         Compen-
        Principal                                  Salary     Bonus       sation         Awards   Options        sation
        Position                Year                ($) (1)    ($)        ($) (2)       ($) (3)   (#)(4)         ($) (5)
----------------------------------------------------------------------------------------------------------------------------
ANTON C. GARNIER,               1996               210,000    85,000          -             -     12,000              -
     Chairman, Chief            1995               198,033    50,000          -             -      9,652              -
      Executive
     Officer and President      1994               194,317         -          -             -      9,652              -

PETER J.  MOERBEEK,             1996               154,500    60,490          -             -      7,080              -
     Vice President Finance     1995               150,000    10,000          -             -     15,120              -
      and
     Chief Financial Officer       -                     -         -          -             -          -              -

MICHAEL O. QUINN,               1996               143,700    35,632          -             -      2,880              -
     President,                 1995               134,814    17,105          -             -      2,684              -
     Suburban Water Systems     1994               124,835     6,900          -             -      2,684              -

ROBERT SWARTWOUT                1996               101,800    31,096          -             -      2,040              -
     President,                 1995                95,942    20,000          -             -      1,827              -
     New Mexico Utilities       1994                88,436     9,720          -             -      1,827              -
      Inc.

JAMES E. FURMAN (6)             1996               147,600     4,300          -             -      5,280          3,072
     Former President,          1995               143,325    27,948          -             -      5,412          2,987
     ECO Resources, Inc.        1994               139,913         -          -             -      5,412          2,867

(1) Salary shown in 1995 for Mr. Moerbeek, who joined the Company in August 1995, is annualized based upon a full year of employment.
(2) The aggregate of other annual compensation for each of the named executive officers does not exceed the lesser of $50,000 or 10% of each officer's annual salary and bonus.
(3) Restricted stock options can no longer be granted. Restricted stock previously awarded vests 10 years after grant. Should an employee terminate prior to the vesting of the restricted stock, the stock is subject to repurchase. Dividends on the restricted stock are paid without restrictions. At December 31, 1996, the following summarizes cumulative holdings of restricted stock which have been adjusted for stock dividends of 5% on January 2, 1996 and 20% on January 2, 1997:

                                                    Shares (#)  Value at $13.875
                                                                    per Share
--------------------------------------------------------------------------------
   ANTON C. GARNIER (granted in 1988 and 1989)       13,942          $193,445
   MICHAEL O. QUINN (granted in 1988 and 1989)        4,640            64,380

(4) Options have been adjusted to reflect stock dividends of 20% on January 2, 1997 and 5% on January 2, 1996 and were granted at fair market value at date of grant.
(5) Represents contributions to Mr. Furman's account in a 401(k) Plan.
(6) Mr. Furman resigned his position with the Company effective January 7, 1997.

EXECUTIVE SEVERANCE COMPENSATION AGREEMENTS

          Pursuant to severance compensation agreements entered into in 1995 between the Company and Messrs. Garnier, Moerbeek, Quinn and Swartwout, the Company has agreed to provide severance benefits and payments to such individuals based on 1-1/2 times the average 5-year compensation of such individuals and payable to an executive if one of the following conditions is met as to such executive: (1) termination of the executive's employment by his employer prior to the second anniversary of a change in control other than by retirement or for death, disability or cause; or (2) termination of executive's employment by the executive within two years after a change in control for "good reason" (including assignment of executive to duties inconsistent with executive's position, duties, responsibilities and status prior to the change in control, or alternatively, a reduction of salary, a significant reduction in benefits, an elimination of stock plans or a relocation of employment greater than 50 miles), without written consent by executive. Under these agreements, cash severance payments are based upon base salary, auto benefits, bonuses and certain life insurance premium amounts paid by the employer and are payable within five days after termination of employment. Cash severance amounts, assuming termination meets the requirements for a severance payment, as of December 31, 1996 are as follows: Mr. Garnier -$354,399; Mr. Moerbeek -$290,926; Mr. Quinn - $216,592; and Mr. Swartwout - $169,667. In addition to the cash payment, each executive is entitled to certain health insurance benefits with a value of approximately $11,520 and outplacement services with a maximum benefit of $4,000. For purposes of the severance compensation agreements, a "change in control" is generally defined as a change in the person or persons owning, directly or indirectly, sufficient voting stock to elect the Board of Directors for the entity which employs an executive. These severance compensation agreements are in addition to the plans described under the heading "Retirement Benefits."

          Pursuant to an agreement entered into in 1992 between Mr. Swartwout and New Mexico Utilities, Inc. ("NMUI"), upon a disposition of substantially all assets of NMUI, Mr. Swartwout is, if he continues his employment with NMUI through completion of the transaction, entitled to a severance payment of one percent of the gross disposition price if in excess of $6,000,000, or three percent of the gross disposition price if in excess of $11,000,000. Upon such a disposition, Mr. Swartwout would receive a cash payment equal to the greater of
(1) the cash severance payment determined pursuant to his severance compensation agreement or (2) the amount determined under the NMUI agreement based upon the gross disposition price of the NMUI assets.

          Mr. Furman resigned his position of President and Chief Executive Officer of ECO Resources, Inc. ("ECO") effective January 7, 1997. As part of a negotiated severance agreement, Mr. Furman will serve as a Special Assistant to the President of ECO at a reduced rate of pay until August 31, 1997 and will serve as a consultant to ECO from September 1, 1997 through December 31, 1998. ECO estimates that it will pay Mr. Furman approximately $117,000 in 1997 and $113,000 in 1998. Stock Options granted to Mr. Furman will continue to vest until August 31, 1997 and, in accordance with the Company's Stock Option Plan, Mr. Furman's ability to exercise his vested stock options will expire on November 30, 1997.

OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS

   Stock options were granted during the Company's most recent fiscal year to the chief executive officer and other highly compensated officers of the Company and its subsidiaries as shown below:

                         STOCK OPTIONS GRANTED IN 1996

                                                                                                  Potential Realizable
                                                                                                    Value at Assumed
                                                                                                  Annual Rates of Stock
                                                                                                  Price Appreciation for
                                           Individual Grants                                        10-Year Option Term
                              -----------------------------------------------------------------------------------------------------
                                              % of Total
                                                Options        Exercise
                                              Granted to          or                          At 0%        At 5%         At 10%
                                               Employees         Base                        Annual        Annual        Annual
                                    Options       in             Price        Expiration     Growth        Growth        Growth
    Name                            (#) (1)   Fiscal Year     ($/sh.) (2)        Date        Rate ($)     Rate ($)      Rate ($)
-----------------------------------------------------------------------------------------------------------------------------------
ANTON C. GARNIER                     12,000        28%            9.48            2006           0           71,520       181,320

PETER J.  MOERBEEK                    7,080        16%            9.48            2006           0           42,197       106,979

MICHAEL O. QUINN                      2,880         7%            9.48            2006           0           17,165        43,517

ROBERT L. SWARTWOUT                   2,040         5%            9.48            2006           0           12,159        30,824

JAMES E. FURMAN (3)                   5,280        12%            9.48            2006           0           31,469        79,781
-----------------------------------------------------------------------------------------------------------------------------------
ALL STOCKHOLDERS (4)                    N/A        N/A             N/A             N/A           0       27,238,639    69,040,973

ALL OPTIONEES (5)                    43,260       100%            9.52            2006           0          259,127       656,254

OPTIONEE GAIN AS % OF
TOTAL STOCKHOLDERS' GAIN                N/A        N/A             N/A             N/A         N/A                1%            1%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Options vest 20% per year until fully vested. All options adjusted to reflect a 20% stock dividend on January 2, 1997.
(2)  All exercise prices represent fair market value on the date of grant.
(3)  Mr. Furman resigned his position with the Company on January 7, 1997.
(4) Based on total number of shares outstanding at December 31, 1996, adjusted for a stock dividend on January 2, 1997.
(5) Includes 5,280 options granted to non-employee directors, set forth on page 4 and 8,700 options to non-executive officer employees.

EXERCISE OF OPTIONS BY CERTAIN EXECUTIVE OFFICERS

          The following table sets forth certain information as to exercised and unexercised stock options, value realized and value of unexercised options during the Company's most recent fiscal year by the chief executive officer of the Company and other highly compensated officers of the Company and its subsidiaries:


                   OPTION EXERCISES AND YEAR-END VALUE TABLE


                                                                 NUMBER OF                  VALUE OF UNEXERCISED IN-THE-
                                   SHARES                    UNEXERCISED OPTIONS                  MONEY OPTIONS AT
                                ACQUIRED ON     VALUE         AT DECEMBER 31, 1996               DECEMBER 31, 1996 (1)
NAME                              EXERCISE     REALIZED    EXERCISABLE/UNEXERCISABLE           EXERCISABLE/UNEXERCISABLE
                                    (#)          ($)                 (#)                                 ($)
------------------------------------------------------------------------------------------------------------------------------
ANTON C. GARNIER                      -             -          41,323    /   25,513               56,262   /   140,275
PETER J. MOERBEEK                     -             -           3,024    /   19,176               20,971   /   115,002
MICHAEL O. QUINN                      -             -          12,699    /    6,637               18,073   /    36,995
ROBERT L SWARTWOUT                  630         1,225           2,898    /    5,316                9,287   /    27,848
JAMES E. FURMAN (2)                   -             -          13,327    /   15,377               54,388   /    80,743


     (1) Difference between fair market value at December 31, 1996 of $13.875 and option exercise price.
     (2) Mr. Furman resigned his position with the Company on January 7, 1997.


RETIREMENT BENEFITS

       The Company is a party to a Noncontributory Defined Benefit Pension Plan (the "Pension Plan"), established on December 31, 1957, which provides retirement benefits and certain death benefits. All regular full-time and part-time employees of the Company's corporate office, Suburban Water Systems ("Suburban"), and NMUI who meet all eligibility requirements, including the completion of one year of service, are eligible to participate in the Pension Plan.

       Four executive officers of the Company and its participating subsidiaries are covered under the terms of the Pension Plan. The Company and its participating subsidiaries pay the entire cost of administering the Pension Plan. No non-employee director is included in the Pension Plan. All of the trustees and administrators of the Pension Plan are currently officers or employees of the participating companies. Payments to the Pension Plan by the Company are computed on an actuarial basis to provide fixed benefits to employees in the event of retirement at specified ages.

       The following table indicates the approximate annual benefits that would be received by participants in the Pension Plan, based upon the assumptions indicated.

                                      ESTIMATED ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED
   5-YEAR AVERAGE              ----------------------------------------------------------------------
ANNUAL COMPENSATION               15 YEARS      20 YEARS      25 YEARS      30 YEARS       35 YEARS
-------------------            ----------------------------------------------------------------------
   $ 80,000                       $23,300       $31,000        $ 38,800      $ 46,500       $ 54,300
    120,000                        35,300        47,000          58,800        70,500         82,300
    160,000                        47,300        63,000          78,800        94,500        110,300
    200,000                        59,300        79,000          98,800       118,500        138,300
    240,000                        71,300        95,000         118,800       142,500        166,300

       The actual maximum amount of compensation that may be recognized for Pension Plan purposes according to the Internal Revenue Code (the "Code") was $150,000 in 1996. The maximum annual defined benefit in 1996 allowable under the Code was $120,000. These limits are subject to annual cost of living adjustments.

       The compensation on which benefits under the Pension Plan are based is limited to salary paid by the Company and certain subsidiaries and excludes bonuses and other forms of compensation. The amounts used in making the calculations under the Pension Plan for 1996 are based on July 1, 1996 base compensation as follows: Anton C. Garnier -$210,000, Peter J. Moerbeek - $154,500; Michael O. Quinn - $143,700; and Robert L. Swartwout - $101,800. At December 31, 1995, years of credited service of each of such individuals are 26, 1, 17, and 3 years, respectively. Benefits under the Pension Plan are not subject to offset for amounts received from social security or other sources.

       In 1988, the Company established the Profit-Sharing 401(k) Plan for Southwest Water Company's Related Companies ("Profit-Sharing Plan") covering employees of ECO Resources, Inc. ("ECO"). Participants may elect to contribute up to 15% of their salary to the Profit-Sharing Plan. The Company matches a participant's contribution for an amount up to 50% of the first 4% of a participant's salary. Company contributions vest immediately. Company contributions to the Profit-Sharing Plan were $140,586 in 1996. Mr. Furman was a member of the Profit-Sharing Plan until his resignation from the Company in
January 1997.   The Company made $3,072 in contributions to the Profit-Sharing
Plan during 1996 for Mr. Furman. No other officer of the Company is eligible to participate in the Profit-Sharing Plan. ECO pays the cost of administering the Profit-Sharing Plan.

       On January 1, 1994, the Company established a 401(k) plan (the "Utility 401(k) Plan") covering the employees of the Company's corporate office, Suburban
and NMUI.   Participants may elect to contribute up to 15% of their salary. The
Utility 401(k) Plan does not provide for Company contributions. All named executive officers of the Company's corporate office, Suburban and NMUI are eligible to participate in the Utility 401(k) Plan. The Company's corporate office, Suburban and NMUI pay the cost of administering the Utility 401(k) Plan.

OTHER COMPENSATION

       Information as to compensation paid to directors is included under the caption "Information Regarding the Board of Directors" under the heading "Directors' Compensation." Information concerning stock options and restricted stock issued to officers of the Company is set forth under the headings "Compensation of Certain Executive Officers," "Options Granted to Certain Executive Officers" and "Exercise of Options by Certain Executive Officers."

       In 1988, the stockholders approved a stock option and restricted stock plan (the "Option Plan"), which was amended in 1989 to provide for the grant of stock appreciation rights. All officers and certain directors of the Company are eligible to receive options under the Option Plan. In 1993, the stockholders approved another amendment to the Option Plan, which provided for an increase in the number of shares reserved for issuance thereunder from 150,000 to 250,000 and an extension of the period during which options to purchase shares of the Common Stock of the Company may be granted under the Option Plan from February 17, 1998, to February 17, 2003. In addition, the Amendment eliminated any future issuances of restricted stock under the Option Plan. In December 1995, the Board of Directors approved a five percent stock dividend to stockholders of record, payable on January 20, 1996, and in December 1996, the Board of Directors approved a 20 percent stock dividend to stockholders of record, payable on January 20, 1997. These stock dividends increased the number of shares reserved for issuance by an additional 12,500 shares and 42,000 shares, respectively, increasing the total number of shares reserved for issuance in the Option Plan to 315,000 shares.

       At December 31, 1996, there were a total of 208,486 options outstanding with a weighted average exercise price of $10.38 per share. A total of 882 options were exercised in 1996.

       At December 31, 1996, a total of 24,167 shares of restricted stock had been issued under the Option Plan, and 18,582 shares were outstanding. Of the restricted shares issued, 5,585 shares have been released from escrow. Only those persons specified in footnote 3 of the "Summary Compensation" table held any restricted stock under the Option Plan as of December 31, 1996. Additionally, the restrictions with respect to outstanding shares of restricted stock had not lapsed. Compensation of $238,000 related to the issuance of 18,582 shares of restricted stock is being amortized over the vesting period. In 1996, $23,800 was recorded as compensation expense.

CERTAIN TRANSACTIONS

       Mr. Garnier is the beneficial owner of approximately ten percent of the outstanding stock and is a director of California Michigan Land and Water Company ("California Michigan"). East Pasadena Water Company ("East Pasadena"), a water purveyor, is a wholly owned subsidiary of California Michigan. In 1996, East Pasadena participated in employee insurance coverage with the Company and Suburban and reimbursed them an aggregate of $6,776, representing its proportionate share of the cost of services involved.

       East Pasadena is also a party to the Noncontributory Defined Benefit Pension Plan, and makes contributions and pays administrative fees on the same actuarial basis as payments by the Company. The Pension Plan owns 363 shares of California Michigan stock, or 17% of the common shares outstanding.

       In 1996, Suburban made a lease payment of $51,947 for the use of water rights owned by a Garnier family trust. Based upon payments made by other non-related parties, the lease payments were at market rate.

       The foregoing transactions were reviewed and approved by the outside members of the Board of Directors of the Company. Mr. Garnier did not participate in the Board's consideration of these transactions.


           PROPOSAL 2: SECOND AMENDMENT TO THE AMENDED AND RESTATED SOUTHWEST WATER COMPANY STOCK OPTION AND RESTRICTED STOCK PLAN

       On March 6, 1997, the Board of Directors of the Company (the "Board") unanimously authorized an amendment (the "Amendment") to the Amended and Restated Southwest Water Company Stock Option and Restricted Stock Plan (the "Restated Plan"). Subject to stockholder approval, the Amendment provides for an increase in the number of shares of Common Stock reserved for issuance under the Restated Plan from 315,000 to 515,000 and an extension of the period during which options may be granted under the Restated Plan from February 17, 2003 to February 17, 2007. The Amendment also provides, subject to stockholder approval, for the removal of the requirement to obtain stockholder approval in connection with future amendments to the Restated Plan which modify the requirements relating to eligibility to participate in the Restated Plan or extend the period during which options may be granted under the Restated Plan.

       As of March 6, 1997, the Board, the Compensation Committee of the Board (the "Compensation Committee") and the Director Stock Option Committee of the Board (the "Option Committee") adopted an amendment to the Restated Plan which replaced the Option Committee with the Compensation Committee as the body which administers the Restated Plan. Such amendment did not require stockholder approval, is currently in effect and is not hereby being submitted for stockholder approval.

       The summary of the provisions of the Amendment and of the Restated Plan which follows is not intended to be complete, and reference should be made to the Amendment and the Restated Plan for complete statements of the terms and provisions. Due to their length, neither the Amendment nor the Restated Plan are included with this Proxy Statement. To obtain a copy of either document, send a written request to the Company, at 225 North Barranca Avenue, Suite 200, West Covina, California, 91791-1605, Attention: Investor Relations.

BACKGROUND AND GENERAL NATURE AND PURPOSE OF THE RESTATED PLAN

       The Restated Plan was originally approved by the Board on February 17, 1988 and by the stockholders at the 1988 Annual Meeting of Stockholders (the Restated Plan as then approved and as amended from time to time is referred to herein as the "Plan"). At the 1989 Annual Meeting of Stockholders, the stockholders approved an amendment authorized by the Board to provide for the grant of stock appreciation rights pursuant to the Plan. The Plan was then amended and restated by the Company's Board of Directors on October 22, 1991. On March 21, 1993, the Board and the Option Committee, respectively, authorized an amendment (i) to increase the authorized number of shares reserved for issuance pursuant to the Plan from 150,000 to 250,000 and to extend the period during which options to purchase shares may be granted under the Plan from February 17, 1998 to February 17, 2003, which amendment was approved by the stockholders on May 24, 1993, (ii) to eliminate any future grants of stock appreciation rights or issuances of restricted stock under the Plan and (iii) to amend certain other provisions of the Plan with respect to the outstanding restricted stock thereunder. The amendments referred to in clauses (ii) and (iii) of the preceding sentence did not require stockholder approval. Following the March 21, 1993 amendment, the Company obtained from each holder of a stock appreciation right a waiver of such right, and no stock appreciation rights are currently outstanding.

       The principal purpose of the Plan is to attract and retain the services of experienced and capable persons who can make significant contributions to the further growth and success of the Company and its affiliates. The Plan authorizes the Company to grant non-qualified options to purchase shares of its Common Stock to officers, directors and employees of the Company and the Company's subsidiaries. No incentive stock options may be granted under the Plan.

       The shares available for issuance under the Plan are shares of the Company's $0.01 par value Common Stock. The Plan provides for appropriate adjustment in the number and kind of shares for which options may be granted in the event of a stock split, stock dividend, reorganization or other specified changes in the capitalization of the Company. On January 20, 1996, the Company effected a 5% stock dividend, and pursuant to such dividend the Option Committee increased the number of shares of Common Stock reserved for issuance under the Plan from 250,000 shares to 262,500 shares. On January 20, 1997, the Company effected a 20% stock dividend, and pursuant to such dividend the Option Committee increased the number of shares reserved for issuance under the Plan from 262,500 shares to 315,000 shares. Thus, a maximum of 315,000 shares of the Company's Common Stock are currently reserved for issuance under the Plan, and 515,000 shares will be reserved for issuance if the stockholders approve the Amendment.

       Shares issued pursuant to the Plan may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Any unexercised or canceled options may be reissued by the Compensation Committee at a future date.

       As of the Record Date, 343,871 options and 32,167 shares of restricted stock had been granted or issued under the Plan. Of the 343,871 options, 882 shares have been issued and 102,403 have been canceled or terminated without exercise and may be again be subject to additional options granted under the Plan. This leaves 240,586 options outstanding as of the Record Date. Of the 32,167 shares of restricted stock issued, 8,000 shares have been forfeited to the Company and 5,585 shares were released from escrow. This leaves 18,582 restricted shares outstanding as of the Record Date. As of the Record Date, 49,365 shares of Common Stock remain available for future option grants under the Plan.

       The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under
Section 401(a) of the Internal Revenue Code of 1986, as amended. Proceeds received by the Company from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes.

DESCRIPTION OF AMENDMENT OF THE RESTATED PLAN

       The Amendment increases the number of shares of the Company's Common Stock reserved for issuance under the Plan from 315,000 shares to 515,000 shares and extends the period during which options may be granted under the Plan from February 17, 2003 to February 17, 2007. In addition, the Amendment eliminates the requirement to obtain stockholder approval in connection with certain amendments to the Plan which modify the requirements relating to eligibility to participate in the Plan or extend the period during which options may be granted under the Plan. To be effective, the Amendment must be approved by the stockholders.

       The Plan constitutes an important part of the Company's compensation programs. In order to attract and retain the services of experienced and capable persons who can make significant contributions to the further growth and success of the Company, the Board and the Compensation Committee believe that it is in the best interest of the Company and its stockholders to approve the Amendment.

DESCRIPTION OF THE RESTATED PLAN

  ADMINISTRATION

       The Plan is administered by the Compensation Committee of the Board. The Compensation Committee is authorized to determine who from the eligible class of persons shall be granted options, to determine the number of shares to be subject to such options and to establish the terms and conditions of such options consistent with the Plan. In addition to administering the Plan, the Compensation Committee is also authorized to interpret the Plan and restricted stock and options granted pursuant to the Plan, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Action by the Compensation Committee under the Plan is taken by a majority vote or written consent of a majority of its members. The costs of administering the Plan are paid by the Company.

  ELIGIBILITY AND PARTICIPATION

       All officers, directors and employees of the Company and the Company's subsidiaries are eligible to receive options under the Plan. As of the Record Date, the 240,586 options outstanding had a weighted average exercise price of $10.77 per share. As of such date, the following groups held the following options:


                                                           NUMBER OF      WEIGHTED AVERAGE
               GROUP                                        SHARES        EXERCISE PRICE
          Executive Officer Group                            169,790           $10.49

          Non-Employee Director Group                         25,201           $10.53

          Non-Executive Officer Employee Group                45,595           $11.94

       As of the Record Date, 882 options had been exercised. As of the Record Date, the last sale price of the Company's Common Stock reported by NASDAQ was $14.00.

       As of the Record Date, 5,585 shares of restricted stock had been released from escrow due to the attainment of performance goals and 18,582 shares remain outstanding. The outstanding restricted stock is held by Mr. Garnier (13,942 shares) and Mr. Quinn (4,640 shares). No other person holds any restricted stock under the Plan.

  NON-QUALIFIED OPTIONS

       Consideration for the Option. No cash payment is required to be made by the Optionee in connection with a grant of an option by the Company. However, in consideration of the granting of an option, the Optionee must agree pursuant to a written stock option agreement to remain in the employ of the Company or as a director of the Company (unless the stockholders of the Company fail to reelect the director within the one-year period) for a period of at least one year after the option is granted; provided, however, that nothing in the Plan or in any individual stock option agreement confers, or will confer, upon any employee the right to continue to be employed by the Company or any of its subsidiaries or affects the Company's right to discharge any Optionee at any time for any reason.

       Exercise of Options. Options granted under the Plan are exercisable in installments in such amounts (which may be cumulative) as the Compensation Committee shall provide in the terms of each stock option agreement. In general, the options become exercisable in five cumulative installments of 20% of the shares covered by the option per year for five years. The expiration date, maximum number of shares purchasable, the conditions to exercise and the other provisions of the individual stock option agreements are established by the Compensation Committee at the time of grant; however, option terms may not exceed ten years and one day from the date of grant. Except as the Compensation Committee may otherwise provide with respect to options granted to employees who are not officers, no option may be exercised in whole or in part during the first year after such option is granted. No portion of an option which is unexercisable upon the termination of employment or directorship of the Optionee for any reason shall thereafter become exercisable.

       Options are exercisable in whole or in part by written notice to the Secretary of the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price must be paid either (i) in cash or by check, (ii) with the consent of the Compensation Committee, with shares of the Company's Common Stock owned by the option holder, or issuable upon exercise of the option, with a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which the option or portion is thereby exercised, (iii) with the consent of the Compensation Committee, by delivery of a full recourse promissory note bearing interest and payable upon terms prescribed by the Compensation Committee or (iv) in any combination of the consideration described in the foregoing clauses (i), (ii) or (iii). The Company will issue and deliver certificates for shares of Common Stock purchased upon the exercise of any option after the fulfillment of certain conditions, including the payment to the Company of all amounts which are required to be withheld under federal, state or local law in connection with the exercise of the option.

       Expiration of Options. Each option shall expire on the date established by the Compensation Committee, which date may not be later than ten years and one day from the date of grant. The Compensation Committee may provide in the terms of an individual option that the option expires immediately upon termination of employment or directorship, as applicable. Generally, however, notwithstanding the above, options may be exercised within one year after an Optionee becomes disabled or dies and within three months after an Optionee's retirement or discharge without cause.

       Option Price. The purchase price of each share of Common Stock covered by an option is fixed by the Compensation Committee, but may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant of the option. For this purpose, the fair market value of the Company's Common Stock on the date of grant of an option is equal to the last sale price of the Common Stock reported by NASDAQ on the day preceding the date of grant or the next preceding day on which a quote occurred. To date, the practice of the Compensation Committee has been to offer options at fair market value.

       Assignment. No option granted under the Plan may be assigned or transferred by the Optionee except upon death. During the lifetime of the Optionee, the option may be exercised only by the Optionee.

       Stockholder Rights. Holders of options shall not have the rights and privileges of a stockholder of the Company unless and until a certificate or certificates representing such shares have been issued by the Company to such holder.

  RESTRICTED STOCK

       The Plan was amended to eliminate any future issuances of restricted stock. All shares of restricted stock issued under the Plan (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) are subject to the restrictions imposed in the terms of each individual restricted stock agreement. The Compensation Committee may, by a resolution, remove any or all of the restrictions imposed by the terms of a restricted stock agreement. The Secretary of the Company, or other escrow holder appointed by the Compensation Committee, will retain physical custody of the stock certificates representing restricted stock issued under the Plan until all the restrictions imposed under the individual restricted stock agreement expire or are removed by the Compensation Committee. Holders of restricted stock are entitled to all of the rights of stockholders with respect to the restricted shares, subject to the restrictions contained in the restricted stock agreement, including the right to vote the shares and to receive dividends paid with respect to the shares.

  NONTRANSFERABLE

       No option or shares of restricted stock or interest or right therein or part thereof shall be subject to or liable for the debts, contracts or engagements of the Optionee or restricted stockholder, as the case may be, or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in the Plan prevents transfers by will or by the applicable laws of descent and distribution.

       The Compensation Committee may impose such restrictions on the transferability of shares purchasable upon the exercise of options as it deems appropriate and such restrictions shall be set forth in the individual stock option agreements. Restricted stock may not be sold, transferred, pledged, assigned, hypothecated, encumbered or otherwise alienated until all restrictions are terminated or expire.

  DURATION, AMENDMENT, SUSPENSION OR TERMINATION OF THE RESTATED PLAN

       No option may currently be granted under the Plan after February 17, 2003, and if the stockholders approve the Amendment, this period will be extended to February 17, 2007. Furthermore, no option may be granted during any period of suspension or after termination of the Plan, and no future issuances of restricted stock or grants of stock appreciation rights may be made under the Plan. The Compensation Committee may at any time amend, suspend or terminate the Plan, although no amendment, suspension or termination may involuntarily alter or impair any rights or obligations under previously issued options or restricted stock. The Plan currently provides that stockholder approval is required in connection with any amendment to the Plan which would extend the period during which options may be granted or which would amend or modify the Plan in a manner requiring stockholder approval pursuant to Rule 16b-3 under the Exchange Act. The Plan also provides that stockholder approval is required in connection with any amendment to the Plan which would (i) modify the requirements of eligibility for participation in the Plan or (ii) set the price at which shares subject to options may be purchased to below 100% of fair market value of such shares; however, if approved by the stockholders, (i) and (ii) would no longer require stockholder approval.

MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

       In its absolute discretion, on such terms as it deems appropriate, the Compensation Committee may provide in the terms of any stock option agreement that such option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company. The Compensation Committee may also provide that, for some period of time prior to any such event, such option shall be exercisable as to all shares covered thereby.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

       In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments may be made by the Compensation Committee in the number and kind of shares for which options shall be granted and/or exercised.

FEDERAL INCOME TAX CONSEQUENCES

       Holders of non-qualified stock options will not realize income for federal income tax purposes as a result of the grant of the option, but realize compensation income upon exercise of a non-qualified stock option to the extent that the fair market value of the shares on the date of exercise of the option exceeds the aggregate option price paid. The option holder's initial tax basis for shares acquired upon exercise of a non-qualified option will be the aggregate exercise price paid plus the amount of ordinary income realized by the holder. The Company will be entitled to a deduction equal to compensation income realized by the Optionee at the time of exercise of the option. To be entitled to such deduction, the Company is required to withhold taxes on ordinary income realized by an option holder upon the exercise of a non-qualified stock option.

       With the consent of the Compensation Committee, an option holder may exercise his or her options through delivery of shares of the Company's Common Stock already held by such holder. The Internal Revenue Service in a published ruling sets forth its position as to the tax consequences of exercising options with shares of the Company's Common Stock. The ruling holds that when the Company's Common Stock is used to exercise options, the exchange is separated into two components -- a tax-free exchange of stock for stock and a payment of stock as compensation income. Specifically, in the tax-free stock for stock component, the receipt of shares in an amount equal to the number of shares surrendered will have no tax consequences to the option holder. The tax basis and holding period in these new shares would be the same as the Optionee's basis in and holding period of the surrendered shares. With respect to the number of shares received in excess of the number of shares surrendered, i.e., the income component, the option holder will recognize compensation income equal to the fair market value of the shares received. The option holder's tax basis in these additional shares will equal the compensation income realized and the holding period will commence on the day after the exercise date.

       Adoption of Proposal 2 will require the affirmative vote of a majority of the shares voting on the proposal, and abstentions and broker non-votes will not have the effect of votes in opposition.


       YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT.

             PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF AUDITORS

       The Board of Directors, upon recommendation of its Audit Committee, has appointed the accounting firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company for 1997, and proposes the ratification of such decision. The firm has served as the Company's independent auditors since 1978, and is familiar with the business and operations of the Company and its subsidiaries.

       Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

       Adoption of Proposal 3 will require the affirmative vote of a majority of the shares voting on the proposal, and abstentions and broker non-votes will not have the effect of votes in opposition.

       YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1997.


                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

       Any stockholder who desires to submit a proposal to be considered for inclusion in the Company's Proxy Statement and Proxy relating to its 1998 Annual Meeting of Stockholders must submit such proposal in writing to be received by Secretary of the Company no later than December 12, 1997. The Company's address is set forth on the first page of this Proxy Statement.


                                 OTHER BUSINESS

       Your Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Meeting, the persons named on the enclosed Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment.

                                             PETER J.  MOERBEEK
                                             Secretary



West Covina, California
April 11, 1997

                                 DIRECTIONS TO
                            SOUTHWEST WATER COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS
                          MAY 22, 1997 AT 10:00 A.M.



                              [MAP APPEARS HERE]




Suggested Route:
Exit the Harbor Frwy. (110) at 4th Street
Take 4th Street east to Olive Street, turn left. Hotel is about 100 yards on the left side of the street. Circular drive in front - complimentary valet parking.

                            HOTEL INTER-CONTINENTAL
                            -----------------------
                  Located on Bunker Hill At California Plaza
                            251 South Olive Street
                                Los Angeles, CA
                                (213) 617-3300

PROXY                                   I/we will attend the annual meeting [ ]

                            SOUTHWEST WATER COMPANY
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 1997

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The signatory of this proxy hereby appoints Anton C. Garnier and Peter J. Moerbeek as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common or preferred stock of Southwest Water Company held of record by the undersigned on March 31, 1997, at the Annual Meeting of Stockholders to be held on May 22, 1997, or any adjournments thereof.

     A vote FOR each director nominee and FOR APPROVAL of each proposal is unanimously recommended by the Board of Directors.


1. Election as directors of the nominees listed in the accompanying Proxy Statement.
   [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote for
       (except as marked to the contrary      all nominees listed below
        below)

     H. Frederick Christie, Michael J. Fasman, Anton C. Garnier, Monroe Harris, Donovan D. Huennekens, Richard Kelton and Richard G. Newman

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

________________________________________________________________________________

2. Adoption of the Second Amendment to the Amended and Restated Southwest Water Company Stock Option and Restricted Stock Plan.
          [ ] FOR        [ ] AGAINST     [ ] ABSTAIN

3. Ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors.
          [ ] FOR        [ ] AGAINST     [ ] ABSTAIN

   The undersigned hereby ratifies all acts of said proxies hereunder.


--------------------------------------------------------------------------------

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED OR NOT VOTED AS SPECIFIED.
ANY EXECUTED PROXY WHICH CONTAINS NO SPECIFICATION WILL BE VOTED FOR ELECTION OF EACH DIRECTOR NOMINEE NAMED, FOR ADOPTION OF THE SECOND AMENDMENT TO THE STOCK OPTION AND RESTRICTED STOCK PLAN AND FOR RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS.


               Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, titles or capacities should be stated. Each joint tenant should sign.


                                         ______________________________________
                                                        Signature
Prepared label includes:
#shares registered, Class of stock
Registered Name                          ______________________________________
Registered Street Address                               Signature
Registered City,State,Zip

                                         Date: ___________________, 1997



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.